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                                                                    Exhibit 10.1

                   CONFIDENTIAL TREATMENT REQUESTED - REDACTED

                  TECHNOLOGY LICENSING AND MARKETING AGREEMENT

         This Technology Licensing and Marketing Agreement (hereinafter called Agreement) is entered into as of the first day of May 1997, by and between ICARUS Corporation, a Maryland corporation with offices at One Central Plaza, 11300 Rockville Pike, Rockville, Maryland 20852, hereinafter called ICARUS, and Richardson Engineering Services Inc., an Arizona corporation having an office at 1742 South Fraser Drive, Mesa, AZ 85204-6601 hereinafter called RICHARDSON.

         WHEREAS ICARUS has developed computer software, database products, publications, technology, and know-how related to the design and project and process evaluation of projects in the chemical processing and related industries; and

         WHEREAS ICARUS has developed a direct sales and marketing force, affiliates, and a worldwide network of dealers, distributors, sales agents, and business partners; and

         WHEREAS ICARUS desires to develop computer software, technology, and know-how which incorporate RICHARDSON computer software, database products, technology, and know-how and market such software, technology, and know-how worldwide to its customers via ICARUS' direct sales and marketing force, affiliates, and worldwide network of dealers, distributors, sales agents, and business partners; and

         WHEREAS RICHARDSON has developed computer software, database products, publications, technology, and know-how related to the estimating of projects in the chemical processing and related industries; and

         WHEREAS RICHARDSON desires to utilize ICARUS' direct sales and marketing force, affiliates, and worldwide network of dealers, distributors, sales agents, and business partners for the purpose of increasing RICHARDSON'S sales of its software, database products, training, publications, and other products; and

         WHEREAS RICHARDSON has compiled, created and published general construction estimating information in textual form contained in three volumes entitled "Richardson General Construction Standards" and has compiled, created and published process plant construction estimating information in textual form contained in four volumes entitled "Richardson Process Plant Estimating Standards" (hereinafter collectively referred to as the "Standards");

         WHEREAS RICHARDSON has compiled, created and published the Standards in machine readable format, entitled "Combined General Construction, Process Piping and Equipment," ("Combined") which has also been published in two parts entitled "General Construction" ("General") and "Process Piping and Equipment" ("Piping"), hereinafter collectively referred to as the "Data Bases" and individually referred to as the "Individual Data Bases"; and
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         WHEREAS RICHARDSON and ICARUS desire to enter into a beneficial relationship for the purpose of expanding their markets; and

         WHEREAS it is the intent of RICHARDSON and ICARUS that integration of their respective technologies will permit ICARUS to develop software that encompasses conceptual estimating through detailed estimating.

         NOW, THEREFORE, in consideration of the mutual promises and undertakings set forth in this Agreement, ICARUS and RICHARDSON hereby agree as follows:

1.       Definitions

         A. "ICARUS MARKETING CHANNELS" means the ICARUS direct sales and marketing force, ICARUS affiliates, and ICARUS' worldwide network of dealers, distributors, sales agents, and business partners, as the same may be determined or altered by ICARUS from time to time.

         B. "CPI" means the Chemical Processing Industries including but not limited to the chemical, specialty chemical, oil, petrochemical, pharmaceutical, ore beneficiation, food, electrical power generation, pulp and paper, and related industries.

         C. "RACE" means the Unit Cost Estimating Software (as hereinafter defined) developed by and/or owned by RICHARDSON which is designed to produce cost estimates and related data and information for processing facilities in the CPI during the term of this Agreement.

         D. "RICHARDSON Software" means RACE and any other computer software programs developed by and/or owned by RICHARDSON during the term of this Agreement which are Unit Cost Estimating Software (as hereinafter defined).

         E. "RICHARDSON Database Products" means the Data Bases and Individual Data Bases which are marketed and distributed by RICHARDSON to its customers on media such as but not limited to CD ROM, Floppy Diskettes, Computer Tape, and/or Computer Files which can be accessed by computer software.

         F.       "ICARUS Software and Services" means

                  (i) any system of computer programs, associated documentation, technology, and know-how owned and/or marketed by ICARUS MARKETING CHANNELS including but not limited to the ICARUS 2000, ICARUS Process Evaluator (IPE), ICARUS Project Manager (IPM), Questimate, ICARUS Mentor, ARCHES(R), ICUE, ICUE Reporter, ICARUS Manpower Productivity Expert (MPE), COST(R)
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                           System, and the firmware known as the ICARUS System
                           Device (as hereinafter defined), and

                  (ii) any other or future system of computer programs, and/or any combination of these systems and/or any modifications made to such systems or combinations thereof which may become part of this Agreement (as determined by ICARUS) along with their associated documentation, technology, and know-how, and

                  (iii) any services owned and/or marketed by ICARUS MARKETING CHANNELS relating to ICARUS' computer programs and/or products and services marketed by ICARUS MARKETING CHANNELS including all associated documentation, technology, know-how, and any estimates prepared by ICARUS using ICARUS 2000, ICARUS Process Evaluator (IPE), ICARUS Project Manager (IPM), Questimate, ICARUS Mentor, ARCHES(R), ICUE, ICUE Reporter, ICARUS Manpower Productivity Expert (MPE), COST(R) or any other ICARUS systems and programs.

         G. "Unit Cost Estimating Software" means a computer program which uses quantities of Project Components (as hereinafter defined) [*] by users which are then multiplied by unit costs for such Project Components accessed from RICHARDSON Database Products and/or other cost databases in order to produce cost estimates [*].

         H. "Project Component" means a particular type of process equipment, materials handling equipment, or the material and associated labor required to install the equipment in a processing facility in the CPI.

         I. "Design and Cost Model" means a mathematical representation of a Project Component which is part of a computer program which simulates the mechanical design, and/or cost of a process facility design under a specified set of conditions and which may use expert systems technology to represent and/or develop certain data relating to and/or incorporating process design, process simulation, unit operation(s) design, unit processes design, mechanical design, process selection and/or sizing, and/or user expertise and which can use an object oriented project knowledge base.

         J. "ICARUS System Device" or "ISD" means the firmware and associated computer programs, technology, and know-how developed and/or owned by ICARUS that when attached to a serial port of a computer controls the calendar time (duration) and number of users that can access a particular computer program.

----------------

[*] This information has been omitted pursuant to a request for confidential treatment.
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         K.       "End-User Customer" means an organization that purchases
                  and/or licenses RICHARDSON Software and/or RICHARDSON Database Products for its own use and not for sale and/or licenses and/or sublicense to others.


2.       Licensed Rights

         A. Nothing in this Agreement shall be construed to transfer title to RICHARDSON Software, RICHARDSON Database Products and/or any other service or any publication owned by RICHARDSON, to ICARUS.

         B. Nothing in this Agreement shall be construed to transfer title to ICARUS Software and Services to RICHARDSON.

         C. Nothing in this Agreement shall be construed to restrict RICHARDSON from marketing RICHARDSON Software, RICHARDSON Database Products, or any RICHARDSON publication or service directly to RICHARDSON customers.

         D. Nothing in this Agreement shall be construed to restrict ICARUS from marketing ICARUS Software and Services to ICARUS MARKETING CHANNELS and/or ICARUS customers, nor restrict ICARUS from developing or attempting to develop or license from others, other software technology and know how, whether similar or dissimilar to the RICHARDSON Software and/or Integrated Software (as hereinafter defined). ICARUS agrees not to develop and/or market, apart from the Integrated Software, Unit Cost Estimating Software during the term of this Agreement. Nothing contained in this Agreement, however shall be construed to obligate ICARUS to develop or devote any particular amount of financial or other resources to the development of, marketing of, or sale or licensing of the Integrated Software. However ICARUS shall have the right to develop software ("Customer Software") that contains Unit Cost Estimating Software for a customer of ICARUS provided that such Customer Software is not otherwise directly or indirectly marketed by ICARUS or such customer as a commercially available product.

         E. ICARUS hereby grants RICHARDSON the right to become an ICARUS Sales Agent, with the non-exclusive right to market ICARUS software directly to RICHARDSON'S customers. ICARUS agrees to pay RICHARDSON the fee as specified in the ICARUS Sales Agent's Agreement.

         F. RICHARDSON shall provide to ICARUS, and hereby grants to ICARUS, the right to use the original source code of the RICHARDSON Software ("Original RICHARDSON Source Code") subject to the following:
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                  (i)      If ICARUS requests that an addition, deletion and/or
                           other change be made to the Original RICHARDSON Source Code (hereafter "Modified RICHARDSON Source Code"), that relates solely to the functional operation of RICHARDSON'S Software then ICARUS shall describe such change to RICHARDSON, whereupon RICHARDSON shall have the option to either create the Modified RICHARDSON Source Code or elect to have ICARUS do so. If RICHARDSON elects to create the Modified RICHARDSON Source Code itself but either does not or cannot make the requested change within the time frame requested by ICARUS, then ICARUS shall have the right to create the Modified RICHARDSON Source Code. The party creating the Modified RICHARDSON Source Code shall, upon completion and testing, give a copy to the other party.

                  (ii) ICARUS is hereby permitted to integrate and/or interface the Original RICHARDSON Source Code and/or Modified RICHARDSON Source Code and/or RICHARDSON Software, with ICARUS Software and Services; the resulting integrated software hereby being deemed the "Integrated Software", and any modifications to the Original RICHARDSON Source Code or Modified RICHARDSON Source Code made by ICARUS in conjunction therewith being hereby deemed the "Integration Source Code." RICHARDSON agrees at all times to cooperate with ICARUS and/or assist ICARUS in performing the interface and/or integration of RICHARDSON Software and ICARUS Software and Services. Thereafter, ICARUS shall be responsible for making and tracking such additional changes as may be necessary in all future versions thereof.

                  (iii) RICHARDSON shall have the right to elect not to incorporate the Modified RICHARDSON Source Code into the RICHARDSON Software as marketed by RICHARDSON; however, ICARUS shall nevertheless be permitted to incorporate the Modified RICHARDSON Source Code into the Integrated Software.

                  (iv) Notwithstanding the foregoing, ICARUS shall also retain the right to make changes to the Original RICHARDSON Source Code or Modified RICHARDSON Source Code that relates solely to copy and/or license management using the ICARUS System Device (or any substitute device utilized by ICARUS), and such changes as may be required in order to integrate RICHARDSON Software into ICARUS Software and Systems, and which shall be deemed part of the Integration Source Code.

                  (v) RICHARDSON shall at all times retain sole ownership and title to the Original RICHARDSON Source Code and the Modified RICHARDSON Source Code, if created by RICHARDSON.

                           ICARUS shall at all times retain sole ownership and title to the source code of all ICARUS Software Original and to those portions of the Modified RICHARDSON Source Code created by ICARUS in accordance with the terms of this Agreement. Subject to the terms of this Agreement, RICHARDSON and ICARUS hereby grant exclusive, fully paid-up cross-licenses to one another to make, use, sell, copy, publish, or otherwise reproduce and utilize those portions of the Modified RICHARDSON Source Code authored or created by RICHARDSON or ICARUS.

         G. Except to the extent such rights have already been granted for those existing RICHARDSON dealers identified in paragraph 3 below, RICHARDSON hereby grants ICARUS the exclusive right to market, sell, license and sublicense RICHARDSON Software and RICHARDSON Database Products via ICARUS MARKETING CHANNELS. RICHARDSON hereby grants ICARUS the right to purchase such RICHARDSON Database Products, at a discount of forty percent (40%) or the highest discount offered to any RICHARDSON reseller, whichever discount is greater, off the list price of RICHARDSON Database Products.

         H. RICHARDSON and ICARUS agree to cooperate to reconcile their respective two cost bases for their cost estimating and pricing methodologies so that ICARUS Software and Services, ICARUS' data and RICHARDSON data are consistent. RICHARDSON agrees to provide ICARUS, upon request, a technical review before each release of RICHARDSON Software and RICHARDSON Database Products, to ensure consistency with ICARUS Software and Services.

         I.       License of RICHARDSON Marks

                  (i) RICHARDSON hereby grants to ICARUS for the term of this Agreement a worldwide non-exclusive right and license, but not the obligation, to use and sublicense to ICARUS and ICARUS Marketing Channels the RICHARDSON trademarks, service marks, brand names, logos, and other proprietary rights used by RICHARDSON for the RICHARDSON Software and RICHARDSON Database Products (the "RICHARDSON Marks") in connection with the distribution, advertising and promotion of the RICHARDSON Database Products, RICHARDSON Software, and Integrated Software, subject to the provisions of this Section 2 Paragraph I.

                  (ii) ICARUS acknowledges and agrees that except for the limited right to use the RICHARDSON Marks to the extent herein setforth, ICARUS has no rights in the RICHARDSON Marks. ICARUS acknowledges that RICHARDSON owns and retains all proprietary rights in and to all RICHARDSON Marks, and that ICARUS shall take no action or make any registration that would otherwise convey or grant an interest in said RICHARDSON Marks. ICARUS agrees not to contest or take any action to contest RICHARDSON's ownership of the RICHARDSON Marks, or to use, employ or attempt to register any trademark, service mark, or tradename in any country in the world that is confusingly similar to the RICHARDSON Marks.

                  (iii) ICARUS agrees that RICHARDSON shall be the sole owner of any and all goodwill in the RICHARDSON Marks built up in the United States and in any country in which the RICHARDSON Database Products, RICHARDSON Software, and Integrated Software are distributed by ICARUS.

                  (iv) ICARUS shall take no action that impairs or otherwise tarnishes the RICHARDSON Marks.

                  (v) ICARUS shall require its Affiliates and Dealers to adhere to the terms of this provision, and shall take steps generally consistent with the monitoring of ICARUS' own marks to ensure that its Affiliates and Dealers use the RICHARDSON Marks in accordance with the terms of the license herein.

                  (vi) ICARUS agrees to cooperate (at no cost to ICARUS) with RICHARDSON to protect RICHARDSON's ownership of and interest in the RICHARDSON Marks. This cooperation includes prompt notice to RICHARDSON of instances known to ICARUS in which a third party is using the RICHARDSON Marks without authorization. RICHARDSON shall have the right, but not the obligation, and shall bear all costs and expenses, to
                           (a) institute and prosecute any actions for infringement of the RICHARDSON Marks throughout the world; (b) defend any petition to cancel any registration of the RICHARDSON Marks; (c) and oppose any attempted use of or application to register any mark confusingly similar to, or a colorable imitation of, any of the RICHARDSON Marks throughout the world. In the event that RICHARDSON elects not to exercise the foregoing rights in any particular instance, ICARUS may, at its cost and expense, exercise such rights.

                  (vii) Nothing contained in this Agreement shall be deemed to grant to RICHARDSON any rights to use, sublicense or otherwise, any trademarks, service marks, brand names, logos, and other proprietary rights belonging to ICARUS; and RICHARDSON agrees that ICARUS shall be the sole owner of any and all goodwill in the aforementioned, and RICHARDSON shall take no action that impairs or otherwise tarnishes same.

      J. Nothing contained in this Agreement shall be construed as limiting rights that the parties may enjoy outside the scope of the rights granted and the obligations and restrictions set forth or treated herein.


3.    Marketing

      Subject to all existing and pending Dealer and Distributor agreements between RICHARDSON and third parties, the existence of which ICARUS acknowledges the notice of, RICHARDSON and ICARUS agree that RICHARDSON and ICARUS MARKETING CHANNELS, will be the exclusive worldwide marketers of RICHARDSON'S Software and RICHARDSON Database Products to the CPI. RICHARDSON and ICARUS agree that ICARUS MARKETING CHANNELS shall be the exclusive worldwide resellers of RICHARDSON Software and RICHARDSON Database Products. However RICHARDSON shall have the right to market RICHARDSON Software and RICHARDSON Database Products directly to its own End-User Customers, but not for subsequent resale or transfer.


4.    Additional Obligations of the Parties

      A. RICHARDSON agrees to assist ICARUS in the development and marketing of ICARUS' ARCHES(R) software and such other software as may be owned or developed by ICARUS, for building design and construction. RICHARDSON shall in its sole discretion decide the level of any such assistance if any. It is the understanding of the parties that ICARUS will control the development of the ARCHES(R) software.

      B. RICHARDSON agrees to provide ICARUS with one (1) current updated copy of each publication marketed by RICHARDSON in order for ICARUS to (i) check for any inconsistencies between ICARUS Software and Services and RICHARDSON Software, RICHARDSON Database Products, RICHARDSON data and/or technology, and (ii) for ICARUS to become knowledgeable about such RICHARDSON publications.

      C. Each party shall bear its own costs associated with any development work related to any software development and technology integration.

5.    Training

      A. ICARUS agrees to inform ICARUS customers about RICHARDSON training classes relating to the use of (i) the RICHARDSON Software, and (ii) RICHARDSON Database Products. RICHARDSON agrees to train ICARUS personnel and certify them for retraining of others, in order that ICARUS may offer training to its customers relating to the use of RICHARDSON Database Products.

      B. ICARUS agrees to train ICARUS MARKETING CHANNELS in order to promote RICHARDSON Database Products.


6.    Maintenance and Technical Support Services

      A. ICARUS agrees to provide all technical support services to customers licensing Integrated Software from ICARUS Marketing Channels. RICHARDSON shall at its sole option determine the amount of technical support services RICHARDSON shall provide customers of Integrated Software. RICHARDSON agrees to provide software maintenance and bug fixes of RICHARDSON Software to ICARUS as soon as they are available for use by customers of RICHARDSON Software at no charge to ICARUS or ICARUS customers.

      B. RICHARDSON agrees to provide all technical support services to customers licensing RICHARDSON Database Products from ICARUS Marketing Channels at no charge to ICARUS or ICARUS customers.


7.    Covenants

      A. RICHARDSON agrees that it shall not enter agreement(s) with any third party to market RICHARDSON Software or RICHARDSON Database Products, or to develop products which would be in competition with ICARUS Software and Services, for the full term of this agreement or any renewal term of this agreement and without regard to any early termination of this agreement except upon mutual agreement by both parties.

      B. ICARUS agrees that it shall not enter agreement(s) with any third party to market Unit Cost Estimating Software, or to develop products which would be in competition with RICHARDSON Unit Cost Estimating Software, or RICHARDSON Database Products, for the full term of this agreement or any renewal term of this agreement and without regard to any early termination of this agreement except upon mutual agreement by both parties.


8.    Term

      This Agreement shall be effective on the date first above written and shall remain in force until terminated as provided herein, or for a period of ten (10) years and shall be automatically renewed for additional renewal terms of ten (10) years, unless six (6) months prior to any anniversary date of a renewal term after the tenth (10th) year, either party gives written notice of termination.

9.    Default

      In the event of default by either party under any term or condition of this Agreement, in addition to all other rights and remedies at law available to the non-defaulting party, the non-defaulting party shall be entitled to full and complete equitable relief, including the remedy of temporary, preliminary and permanent injunction, in order to enforce the terms and conditions of this Agreement and to protect the non-defaulting parties' rights, including intellectual property rights and proprietary information.


10.   Trade Secrets and Technical Information

      A. ICARUS and RICHARDSON agree to treat all proprietary technical information and trade secrets identified as such by either party as they would treat their own most valuable trade secrets.

      B. ICARUS and RICHARDSON shall, unless otherwise authorized in writing by the other party, hold in confidence and not divulge to third parties or use in any way other than for providing services as described herein, any confidential technical information identified in writing as such by the party providing such information, which is disclosed, directly or indirectly, to either party by the other.

           Confidential technical information shall not include:

          (i) information already known by the recipient and which was acquired in a lawful manner and without obligation of confidentiality;

          (ii) information which is now or hereafter becomes a part of the public domain through no wrongful act of the recipient;

          (iii) information lawfully received by the recipient, without obligation of confidentiality, from a third party who is free to disclose it; or

          (iv) information which the recipient can show by reasonable evidence had been independently developed without reference to confidential information received from the other party hereto.


11.   Reports

      A.   ICARUS shall submit a quarterly report to RICHARDSON within thirty
           (30) days of the last day of each calendar quarter listing the name and address of each customer (i) licensing Integrated Software and/or other ICARUS software containing RICHARDSON'S Database Products, from ICARUS MARKETING CHANNELS, and (ii) that purchased RICHARDSON'S Database Products from ICARUS MARKETING CHANNELS.

      B.   RICHARDSON shall submit a quarterly report to ICARUS within thirty
           (30) days of the last day of each calendar quarter listing the name and address of each customer licensing ICARUS software directly from RICHARDSON, and provide to ICARUS a copy of the signed license agreement for each customer. The foregoing shall bin addition to the requirements of the ICARUS Sales Agent's agreement described in paragraph 2E above.


12.   Payments

      A. ICARUS agrees to pay RICHARDSON a royalty fee for [*] software product licensed by ICARUS Marketing Channels to customers, that contains Original RICHARDSON Source Code and/or Modified RICHARDSON Source Code, which royalty shall be based upon the [*] of Authorized Simultaneous Users ("ASU's"). Royalty fees due hereunder shall be [*] the royalty fee of (i), (ii), or (iii) set forth below:

           (i) a royalty of [*] for [*] ASU, a royalty fee of [*] for [*] ASU's, a royalty fee of [*] for [*] ASU's, a royalty fee of [*] for [*] ASU's plus [*] ASU over [*] ASU's; or

           (ii) [*] of the [*] price for the [*] of ASU's for such RICHARDSON Software as described on the [*] RICHARDSON Price Schedule; or

           (iii) [*] of the [*] price charged by RICHARDSON to its customers for RICHARDSON Software according to RICHARDSON'S [*].

      B. Each party shall remit payment to the other party for amounts due within thirty (30) days of the last report as described in paragraph 11 of this Agreement.


13.   Force Majeure

      ICARUS, ICARUS MARKETING CHANNELS and RICHARDSON shall not be liable for failure or delay of performance hereunder if occasioned by "force majeure", including war, declared or undeclared, fire, flood, interruption of transportation, embargo, accident, explosion, inability to procure, or shortage of supply of materials, equipment or production facilities, governmental orders, regulations, restrictions, priorities or rationing, or by strike, lockout, or other labor troubles, or any other cause beyond the control of the party claiming that its failure of performance was occasioned by "force majeure". Any suspension of performance by reason of this paragraph shall be limited to the period during which such cause or failure exists, but such suspension shall not affect the term of this Agreement as heretofore defined.

-----------------

[*] This information has been omitted pursuant to a request for confidential treatment.

14.   Entire Agreement

      This Agreement constitutes the agreement between the parties hereto and supersedes all prior negotiations, representations or agreements related to this Agreement either written or oral. No changes, alterations or modifications to this Agreement shall be effective unless in writing and signed by the parties hereto, provided, however, RICHARDSON'S marketing of ICARUS software shall be governed by the ICARUS Sales Agent's agreement.


15.   Notices and Transmittals

      A. All notices required or permitted to be given by this Agreement shall be in writing and shall be sent by registered or certified mail to ICARUS or RICHARDSON at their office addresses set forth in this Agreement or such other address as notified in writing after the date hereof.

      B. The date of any notice shall be the date it is first received by the office of the addressee.

      C.   All Notices shall be directed to:

           ICARUS:

                ICARUS Corporation
                One Central Plaza
                ll300 Rockville Pike
                Rockville, MD  20852
                Attention:  President

           RICHARDSON:

                Richardson Engineering Services Inc.
                1742 S Fraser DR
                Mesa, AZ  85204-6601
                Attention:  President


16.   Index - Headings

      Index to this Agreement and headings and subheadings of Articles contained herein are used for convenience and ease of reference, and in no way define, limit or describe the scope or intent of this Agreement or any of its provisions.

17.   Severability

      If any provision or clause of this Agreement or application thereof to any person or circumstance is held invalid or unconscionable, such invalidity or unconscionability shall not affect any other provision or application of the Agreement which can be given effect without the invalid or unconscionable provision or application, and to this end the provisions of this Agreement are declared to be severable.


18.   Waiver and Invalidity

      No benefit or right accruing to either party under this Agreement shall be deemed waived unless the waiver is reduced to writing and signed by both parties. The waiver by either party in one instance of any act, condition or requirement stipulated in this Agreement shall not be deemed a continuing waiver or a waiver of any other act, condition or requirement or a waiver of the same act, condition or requirement in other instances.


19.   Governing Law

      The validity, construction and interpretation of this Agreement, and the rights and obligations of the parties hereto, shall be governed by the laws of the State of Maryland, U.S.A. (including, where applicable, the Uniform Commercial Code as adopted by the State of Maryland).


20.   Warranties

      A. Each party represents and warrants to the other party that it is the author and owner of its software, technology, and know-how and/or has full and exclusive right to grant all licenses and rights granted herein, that its software, technology, and know-how have not been published or, disclosed under circumstances that have caused loss of copyright or, trade secret status therein, and that its software, technology, and know-how do not infringe any copyright or other proprietary rights including trade secrets of any third party.

      B. RICHARDSON hereby represents and warrants that the Original RICHARDSON Source Code is as represented, that the media containing same shall be free of defects in materials and workmanship, and that any inherent defects shall be promptly remedied by RICHARDSON without cost, expense or further liability to ICARUS.

21.   Indemnification

      A. RICHARDSON and ICARUS hereby agree to indemnify and defend the other party against all claims that such party's respective software infringes any patent, copyright, trademark, or trade secret rights of a third party, and such party agrees to pay all costs, damages, and attorney fees incurred by the other party with any such claim. The parties further agree to submit to personal jurisdiction in any forum in which the other party may be sued on any claim subject to indemnification.

      B. Neither party shall have any obligation to defend the other party, or to pay any such costs, damages, and attorney fees for any claim based upon the combination, operation, or use of the other party's software and/or technology with any programs or data not supplied by that party if such infringement would have been avoided by the combination, operation, or use of such software and/or technology without such particular programs or data.

      C. The parties represent and warrant that no claim of infringement of any patent, copyright, trademark, or other intellectual property right, has been made or is pending against that party or any entity from which that party has obtained such rights relative to software delivered to the other party hereunder.

      D. The foregoing indemnities are conditioned on (i) prompt written notice of any claim or proceeding subject to indemnity; (ii) reasonable cooperation by the indemnified party in the defense and settlement of such claim at the expense of the indemnifying party; and (iii) prior written approval by the indemnifying party of any settlement, which approval shall not be unreasonably withheld.


22.   Confidentiality of Terms

      Neither party shall, without prior written authorization of the other party, disclose to any third party the terms and conditions of this Agreement except as may be necessary to establish or assert rights hereunder or as required by law; provided, however, that either party may, on a confidential basis, disclose this Agreement to its accountants, attorneys, financing organizations, or as otherwise may be required by law.


23.   Assignment

      Neither party shall sell, transfer, assign, or subcontract any right or obligation hereunder except as expressly provided herein without the prior written consent of the other party. Any act in derogation of the foregoing shall be null and void. The parties agree that the foregoing does not apply to a transfer of ownership of either party.

24.   Arbitration

      Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the Rules of the American Arbitration Association, and judgment upon the award rendered by the Arbitrator(s) may be entered into any Court having jurisdiction thereof. Notwithstanding the foregoing, this provision shall not be deemed to preclude either party from obtaining equitable relief, including injunctive relief in any court of competent jurisdiction to enforce any term or condition hereunder without the necessity of arbitration.

      IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed and sealed this Agreement effective the day and year first above written.


Richardson Engineering Services Inc. (RICHARDSON)


By/s/John H. Heitkamp                            (SEAL)
-------------------------------------------------------
Signature                                       Date

John H. Heitkamp
-------------------------------------------------------
Name

President
-------------------------------------------------------
Title



ICARUS Corporation (ICARUS)


By/s/William F. Geritz III                       (SEAL)
-------------------------------------------------------
Signature                                       Date

William F. Geritz III
-------------------------------------------------------
Name

Vice President
-------------------------------------------------------
Title

                      RICHARDSON ENGINEERING SERVICES, INC.
                               1742 S. Fraser Dr.
                                  P.O. Box 9103
                            Mesa, Arizona 85214-9103
     (602) 497-2062 * Fax: (602) 497-5529 * Email:74777.3372@compuserve.com


                                  May 18, 1997

RICHARDSON ENGINEERING SERVICES, INC.

      Whereas Richardson and ICARUS have agreed to the marketing and reselling exclusivity under paragraph 3 of their agreement, Richardson agrees to make reasonable efforts to lawfully non-renew or terminate said distributor agreements pursuant to the Term and Termination section present in every agreement. In addition, in order to protect Richardson's income derived from the annual renewal of Database Products previously sold under above said agreements, ICARUS grants to Richardson the right to offer replacement agreements granting the above said distributors the right to maintain only those Database Products sold to End-User Customers while the original agreements were in effect. In addition, ICARUS agrees to allow Richardson the retention of its agreement with its distributor in Canada and agrees to allow Richardson to sign the pending agreements with distributors in Mexico, Venezuela and Indonesia allow.


/s/ William F. Geritz  5/18/97  Vice President
-------------------------------------------------------
William F. Geritz

/s/ John H. Heitkamp  5/18/97  President
-------------------------------------------------------
John H. Heitkamp